TERM
                        CREDIT AGREEMENT

                              among

                    ATMOS ENERGY CORPORATION
                          as Borrower,

                 THE LENDERS IDENTIFIED HEREIN,

                               AND

                     BANK OF AMERICA, N.A.,
                    as Administrative Agent,


                          BANK ONE, NA,
                      as Syndication Agent,

                               and

                SOCIETE GENERALE NEW YORK BRANCH,
                     as Documentation Agent



                   DATED AS OF AUGUST 3, 2000



                 BANC OF AMERICA SECURITIES LLC
           as Sole Lead Arranger and Sole Book Manager

                        TABLE OF CONTENTS


SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS                    1
     1.1  Definitions.                                          1
     1.2  Computation of Time Periods.                         16
     1.3  Accounting Terms.                                    16
     1.4  Time.                                                16

SECTION 2.  LOANS                                              17
     2.1  Term Loans.                                          17
     2.2  Method of Borrowing for Loans.                       17
     2.3  Funding of Loans.                                    17
     2.4  Continuations and Conversions.                       18
     2.5  Minimum Amounts.                                     19
     2.6  Reductions of Term Loan Commitments.                 19
     2.7  Notes.                                               19

SECTION 3.  PAYMENTS                                           20
     3.1  Interest.                                            20
     3.2  Prepayments.                                         20
     3.3  Payment in full at Maturity.                         21
     3.4  Fees.                                                21
     3.5  Place and Manner of Payments.                        22
     3.6  Pro Rata Treatment.                                  22
     3.7  Computations of Interest and Fees.                   22
     3.8  Sharing of Payments.                                 23
     3.9  Evidence of Debt.                                    24

SECTION 4.  ADDITIONAL PROVISIONS REGARDING LOANS              25
     4.1  Eurodollar Loan Provisions.                          25
     4.2  Capital Adequacy.                                    26
     4.3  Compensation.                                        27
     4.4  Taxes.                                               27

SECTION 5.  CONDITIONS PRECEDENT                               29
     5.1  Closing Conditions.                                  29
     5.2  Conditions to Loans.                                 31

SECTION 6.  REPRESENTATIONS AND WARRANTIES                     32
     6.1  Organization and Good Standing.                      32
     6.2  Due Authorization.                                   32
     6.3  No Conflicts.                                        33
     6.4  Consents.                                            33
     6.5  Enforceable Obligations.                             33
     6.6  Financial Condition.                                 33
     6.7  No Material Change.                                  34
     6.8  No Default.                                          34
     6.9  Litigation.                                          34
     6.10 Taxes.                                               34
     6.11 Compliance with Law.                                 34
     6.12 Material Agreements.                                 34
     6.13 ERISA.                                               35
     6.14 Use of Proceeds.                                     36
     6.15 Government Regulation.                               36
     6.16 Disclosure.                                          37
     6.17 Environmental Matters.                               37
     6.18 Insurance.                                           37
     6.19 Franchises, Licenses, Etc.                           37
     6.20 Secured Indebtedness.                                37
     6.21 Subsidiaries.                                        37
     6.22 Solvency.                                            38

SECTION 7.  AFFIRMATIVE COVENANTS                              38
     7.1  Information Covenants.                               38
     7.2  Debt to Capitalization Ratio.                        40
     7.3  Preservation of Existence, Franchises and Assets.    40
     7.4  Books and Records.                                   40
     7.5  Compliance with Law.                                 41
     7.6  Payment of Taxes and Other Indebtedness.             41
     7.7  Insurance.                                           41
     7.8  Use of Proceeds.                                     41
     7.9  Audits/Inspections.                                  41

SECTION 8.  NEGATIVE COVENANTS                                 42
     8.1  Nature of Business.                                  42
     8.2  Consolidation and Merger.                            42
     8.3  Sale or Lease of Assets.                             42
     8.4  Arm's-Length Transactions.                           42
     8.5  Fiscal Year; Organizational Documents.               43
     8.6  Liens.                                               43

SECTION 9.  EVENTS OF DEFAULT                                  44
     9.1  Events of Default.                                   44
     9.2  Acceleration; Remedies.                              47
     9.3  Allocation of Payments After Event of Default.       47

SECTION 10  AGENCY PROVISIONS                                  48
     10.1 Appointment.                                         48
     10.2 Delegation of Duties.                                49
     10.3 Exculpatory Provisions.                              49
     10.4 Reliance on Communications.                          49
     10.5 Notice of Default.                                   50
     10.6 Non-Reliance on Administrative Agent and Other Lenders.
     50
     10.7 Indemnification.                                     51
     10.8 Administrative Agent in Its Individual Capacity.     51
     10.9 Successor Agent.                                     51

SECTION 11.  MISCELLANEOUS                                     52
     11.1 Notices.                                             52
     11.2 Right of Set-Off.                                    52
     11.3 Benefit of Agreement.                                53
     11.4 No Waiver; Remedies Cumulative.                      55
     11.5 Payment of Expenses, etc.                            56
     11.6 Amendments, Waivers and Consents.                    56
     11.7 Counterparts/Telecopy.                               57
     11.8 Headings.                                            57
     11.9 Defaulting Lender.                                   57
     11.10 Survival of Indemnification and
           Representations and Warranties.                     58
     11.11 Governing Law; Venue.                               58
     11.12 Waiver of Jury Trial.                               58
     11.13 Severability.                                       59
     11.14 Further Assurances.                                 59
     11.15 Entirety.                                           59
     11.16 Binding Effect; Continuing Agreement.               59

SCHEDULES

Schedule 1.1        Commitment Percentages
Schedule 6.20       Secured Indebtedness
Schedule 6.21       Subsidiaries
Schedule 11.1       Notices

EXHIBITS

Exhibit 2.2         Form of Notice of Borrowing
Exhibit 2.4         Form of Notice of Continuation/Conversion
Exhibit 2.7(a)      Form of Tranche A Term Loan Note
Exhibit 2.7(b)      Form of Tranche B Term Loan Note
Exhibit 7.1(c)      Form of Officer's Certificate
Exhibit 11.3(b)     Form of Assignment Agreement


                              TERM
                        CREDIT AGREEMENT


     THIS TERM CREDIT AGREEMENT (this "Credit Agreement"), dated as of August 3, 2000, is entered into among ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the "Borrower"), the Lenders (as defined herein) and BANK OF AMERICA, N.A. as agent for the Lenders (in such capacity, the "Administrative Agent").

                            RECITALS

     WHEREAS, the Borrower has requested that the Lenders provide a 364-day term credit facility to the Borrower for the purposes set forth herein; and

     WHEREAS, the Lenders have agreed to provide such 364-day term credit facility on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                           SECTION 1.

                DEFINITIONS AND ACCOUNTING TERMS

     1.1  Definitions.

     As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular.

          "Acquisition" means the acquisition to be consummated pursuant to the terms of the Purchase and Sale Agreement.

          "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage for Eurodollar Loans.

          "Administrative Agent" means Bank of America, N.A. and any successors and assigns in such capacity.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power
     (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person or (b) to direct or cause direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agency   Services  Address"  means  901  Main  Street,
     Dallas,   Texas   75201  or  such  other  address   as   the
     Administrative Agent may designate in writing.

          "Applicable Percentage" means with respect to Eurodollar Loans and Unused Fees (subject to the terms set forth below), the appropriate applicable percentage corresponding to the Debt Rating of the Borrower in effect from time to time as described below:


                                                 Applicable  Applicable
               Debt Rating of Borrower           Percentage  Percentage
                                                    for      for Unused
                                                 Eurodollar     Fees
                                                   Loans

        I.     => A- from S&P                      .625%        .10%
                     or
              => A3 from Moody's

        II.    => BBB+ but < A- from S&P            .75        .125%
                        or
              => Baa1 but < A3 from Moody's

        III.      => BBB but < BBB+ from S&P        .875        .15%
                     or
              => Baa2 but < Baa1 from Moody's

        IV.      => BBB- but < BBB from S&P        1.125%       .20%
                      or
           => Baa3 but < Baa2 from Moody's

        V.   < BBB- from S&P                       1.50%        .30%
                      or
              < Baa3 from Moody's
                     or
             unrated by S&P and Moody's



            Notwithstanding the above, (a) the Applicable Percentage on the Effective Date shall be based on Pricing Level II set forth above and shall remain at Pricing Level II until S&P or Moody's has confirmed or changed its rating based upon the consummation or proposed consummation of the Acquisition or has otherwise changed its rating with respect to the Borrower and (b) if at any time there is a split in ratings between S&P and Moody's of one level, the applicable percentage shall be determined by the higher of the two ratings and if at any time there is a split between S&P and Moody's of two or more levels, the applicable level shall be one level below (i.e., one level higher pricing than) the higher of the S&P or Moody's rating.

           The Borrower shall notify the Administrative Agent in writing at the Agency Services Address immediately upon any change in its Debt Rating.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

          "Base  Rate"  means, for any day, the  rate  per  annum
     (rounded  upwards,  if  necessary,  to  the  nearest   whole
     multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% (.50%) or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means a Loan which bears interest based on the Base Rate.

          "Borrower" means Atmos Energy Corporation, a Texas  and
     Virginia corporation.

          "Borrower Obligations" means, without duplication, all of the obligations of the Borrower to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents.

          "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Dallas, Texas; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

          "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Change of Control" means either of the following events:

                (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 (other than subsection (d) thereof) and 13d-5 under the Exchange Act), by way of merger, consolidation or otherwise of 40% or more of the voting power of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for voting stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

               (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Borrower together with any new members of such board of directors whose elections by such board or board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Borrower then in office.

          "Closing Date" means the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Commitments"  means, as to each Lender, such  Lender's
     Tranche  A  Term  Loan Commitment and Tranche  B  Term  Loan
     Commitment,   and,  collectively,  all   of   the   Lender's
     Commitments.

          "Commitment Percentage" means, for each Lender, the percentage identified as its Commitment Percentage opposite such Lender's name on Schedule 1.1, as such percentage may be modified by assignment in accordance with the terms of this Credit Agreement.

          "Consolidated Capitalization" means, without duplication, the sum of (a) all of the shareholders' equity or net worth of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP plus (b) the aggregate principal amount of Preferred
     Securities plus (c) the aggregate Minority Interests in Subsidiaries plus (d) Consolidated Funded Debt.

           "Consolidated Funded Debt" means, without duplication, the sum of (a) all indebtedness of the Borrower and its Subsidiaries for borrowed money, (b) all purchase money indebtedness of the Borrower and its Subsidiaries, (c) the principal portion of all obligations of the Borrower and its Subsidiaries under capital leases, (d) all commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptance facilities created for the account of the Borrower or one of its Subsidiaries, including, without duplication, all unreimbursed draws thereunder, (e) all Guaranty Obligations of the Borrower and its Subsidiaries with respect to funded indebtedness of another Person; provided that neither the indebtedness of Woodward Marketing, LLC ("Woodward") incurred in connection with the purchase of gas by Woodward for resale to the Borrower nor the guaranty by the Borrower or one of its Subsidiaries of such indebtedness shall be included in this definition if such indebtedness has been outstanding for less than two months from the date of its incurrence by Woodward, (f) all indebtedness of another entity secured by a Lien on any property of the Borrower or any of its Subsidiaries whether or not such indebtedness has been assumed by the Borrower or any of its Subsidiaries,
     (g) all indebtedness of any partnership or unincorporated joint venture to the extent the Borrower or one of its Subsidiaries is legally obligated with respect thereto, net of any assets of such partnership or joint venture, (h) all obligations of the Borrower and its Subsidiaries to advance or provide funds or other support for the payment or purchase of funded indebtedness (including, without limitation, maintenance agreements, comfort letters or similar agreements or arrangements) (other than as may be given in respect of Woodward) and (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of the Borrower or one of its Material Subsidiaries where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

           "Consolidated  Net Property" means  the  Fixed  Assets
     less,   without  duplication,  the  amount  of   accumulated
     depreciation and amortization attributable thereto.

          "Credit  Documents"  means this Credit  Agreement,  the
     Notes, any Notice of Borrowing and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

          "Debt  to  Capitalization Ratio"  means  the  ratio  of
     (a)   Consolidated   Funded   Debt   to   (b)   Consolidated
     Capitalization.

           "Debt Issuance" means the issuance of any indebtedness for borrowed money by the Borrower or any of its Material Subsidiaries, other than (a) indebtedness under this Credit Agreement, (b) indebtedness under that certain Revolving Credit Agreement, dated as of the date hereof, among the Borrower, the Administrative Agent and the lenders party thereto, as it may be amended or modified from time to time,
     (c) issuances of commercial paper in the ordinary course and
     (d) indebtedness under working capital facilities existing as of the Closing Date in an aggregate amount not to exceed $110 million.

          "Debt Rating" means the long-term, senior, unsecured, non-credit enhanced debt rating of the Borrower from S&P and Moody's.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Effective  Date" means the date on which  all  of  the
     conditions  set  forth  in  Section  5.1  shall  have   been
     fulfilled (or waived in the sole discretion of the Lenders).

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed); provided that
     (i) the Borrower's consent is not required during the existence and continuation of an Event of Default,
     (ii) approval by the Borrower shall be deemed given if no objection is received by the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been received by the Borrower; and
     (iii) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental
     Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq.,
     Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

          "Equity Issuance" means any issuance by the Borrower or any of its Subsidiaries to any Person of shares of its Capital Stock or other equity interests, including Preferred Securities, whether pursuant to the exercise of options or warrants, to the conversion of any debt securities to equity interests, or otherwise.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with the Borrower or any of its Subsidiaries within the meaning of
     Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower or any of its Subsidiaries and which is treated as a single employer under Sections 414(b),
     (c), (m), or (o) of the Code.

          "Eurodollar Loan" means a Loan bearing interest at the Adjusted Eurodollar Rate.

          "Eurodollar Rate" means with respect to any  Eurodollar
     Loan, for the Interest Period applicable thereto, a rate per annum determined pursuant to the following formula:

          "Eurodollar  Rate"  =  London Interbank  Offered Rate
                                ---------------------------------
                                1 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities, as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" has the meaning specified in Section
     9.1.

          "Exchange  Act"  means the Securities Exchange  Act  of
     1934, as amended, and the rules and regulations promulgated thereunder.

          "Fee Letter" means that certain letter agreement, dated as of April 13, 2000, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

           "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

            "Financial Officer" means any one of the chief financial officer, the controller or the treasurer of the Borrower.

          "Fixed Assets" means the assets of the Borrower and its
     Subsidiaries   constituting   "net   property,   plant   and
     equipment" on the consolidated balance sheet of the Borrower and its Subsidiaries.

          "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

          "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any indebtedness for borrowed money of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such indebtedness or other obligation or any property constituting security therefor,
     (b) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such indebtedness or (c) to otherwise assure or hold harmless the owner of such indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the indebtedness in respect of which such Guaranty Obligation is made.

          "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each fiscal quarter of the Borrower and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date and, in addition, where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also on the last day of each three-month period during such Interest Period.

          "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions of Eurodollar Loans); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business
     Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

          "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing).

           "Loan" means a Tranche A Term Loan made by a Lender to the Borrower pursuant to Section 2.1(a) or the Tranche B
     Term  Loan  made  by  a Lender to the Borrower  pursuant  to
     Section 2.1(b).

          "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "Material Adverse Effect" means a material adverse effect on (a) the operations, business, assets, liabilities (actual or contingent), financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole (taking into account the value of any indemnifications in favor of the Borrower pursuant to the Purchase and Sale Agreement),
     (b) the ability of the Borrower to perform its obligations under this Credit Agreement or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder.

          "Material Subsidiary" means, at any date, a Subsidiary of the Borrower whose aggregate assets properly included under the category "property, plant and equipment" on the balance sheet of such Subsidiary, less the amount of depreciation and amortization attributable thereto, constitutes at least 10% of Consolidated Net Property as of such date; provided that if at any time the Borrower has Subsidiaries that are not Material Subsidiaries whose total aggregate assets under the category "property, plant and equipment" on the balance sheet of such Subsidiaries, less the amount of depreciation and amortization attributable thereto, constitutes more than 20% of Consolidated Net Property as of such date the Borrower shall designate one or more of such Subsidiaries as Material Subsidiaries for the purposes of this Agreement in order that all Subsidiaries of the Borrower, other than Material Subsidiaries, own not more than 20% of Consolidated Net Property.

          "Maturity Date" means August 2, 2001.

          "Minority Interests" means interests owned by Persons (other than the Borrower or a Subsidiary of the Borrower) in a Subsidiary of the Borrower in which less than 100% of all classes of the voting securities are owned by the Borrower or its Subsidiaries.

          "Missouri  Property Acquisition" means the acquisition,
     effective  June  1,  2000, by the Borrower  of  certain  gas
     utility   properties  in  Missouri  from  a  subsidiary   of
     Southwestern Energy Corporation.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section
     3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which the Borrower or any ERISA Affiliate and at least one employer other than the Borrower or any ERISA Affiliate are contributing sponsors.

          "Net  Cash Proceeds" means the aggregate cash  proceeds
     received  from  a Debt Issuance or Equity Issuance,  net  of
     actual  transaction  costs  payable  to  third  parties   in
     connection therewith.

          "1957 Indenture" means, collectively, that certain Indenture of Mortgage, dated as of March 1, 1957, granted by Greeley Gas Company (predecessor in interest to the Borrower) to The Central Bank and Trust Company, as original Trustee, and all Supplemental Indentures thereto.

          "1959 Indenture" means, collectively, that certain Indenture of Mortgage, dated as of July 15, 1959, granted by United Cities Gas Company (predecessor in interest to the Borrower) to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as the original Trustees, and all Supplemental Indentures thereto, including, without limitation, that certain First Supplemental Indenture, dated as of November 1, 1960; that certain Second Supplemental Indenture, dated as of June 1, 1962; that certain Third Supplemental Indenture, dated as of February 1, 1963; that certain Fourth Supplemental Indenture, dated as of June 15, 1963; that certain Fifth Supplemental Indenture, dated as of November 15, 1964; that certain Sixth Supplemental Indenture, dated as of March 15, 1968; that certain Seventh Supplemental Indenture, dated as of August 1, 1970; that certain Eighth Supplemental Indenture, dated as of September 1, 1972; that certain Ninth Supplemental Indenture, dated as of January 1, 1974; that certain Tenth Supplemental Indenture, dated as of July 1, 1976; that certain Eleventh Supplemental Indenture, dated as of December 1, 1976; that certain Twelfth Supplemental Indenture, dated as of April 1, 1981; that certain Thirteenth Supplemental Indenture, dated as of May 1, 1982; that certain Fourteenth Supplemental Indenture, dated as of March 1, 1987; that certain Fifteenth Supplemental Indenture, dated as of October 1, 1987; that certain Sixteenth Supplemental Indenture, dated as of December 1, 1989; that certain Seventeenth Supplemental Indenture, dated as of April 1, 1990; that certain Eighteenth Supplemental Indenture, dated as of June 1, 1991; that certain Nineteenth Supplemental Indenture, dated as of May 1, 1992; that certain Twentieth Supplemental Indenture, dated as of December 1, 1992; that certain Twenty-First Supplemental Indenture, dated as of February 5, 1997; and that certain Twenty-Second Supplemental Indenture, dated as of July 29, 1997.

          "1987 Note Purchase Agreements" means, collectively, those certain Note Purchase Agreements, dated as of December 21, 1987, by and between Energas Company (predecessor in interest to the Borrower) and (a) John Hancock Mutual Life Insurance Company, (b) John Hancock Charitable Trust I and
     (c) Mellon Bank, N.A., Trustee under the Master Trust of AT&T Corporation, and all Amendments thereto, including, without limitation, that certain Amendment to Note Purchase Agreements, amending each of the above-referenced Note Purchase Agreements, each dated as of (i) October 11, 1989,
     (ii)   November   12,   1991,  (iii)  December   22,   1993,
     (iv) December 20, 1994 and July 29, 1997.

          "1989 Note Purchase Agreement" means, collectively, that certain Note Purchase Agreement, dated as of October 11, 1989, by and between the Borrower and John Hancock Mutual Life Insurance Company, and all Amendments thereto, including, without limitation, those Amendments dated as of October 11, 1989, November 12, 1991, December 22, 1993,
     December 20, 1994, and July 29, 1997.

          "1991 Note Purchase Agreement" means, collectively, that certain Note Purchase Agreement, dated as of August 29, 1991, by and between the Borrower and The Variable Annuity Life Insurance Company, and all Amendments thereto, including, without limitation, those Amendments dated as of November 26, 1991, December 22, 1993, and July 29, 1997.

          "1992 Note Purchase Agreement" means, collectively, that certain Note Purchase Agreement, dated as of August 31, 1992, by and between the Borrower and The Variable Annuity Life Insurance Company, and all Amendments thereto, including, without limitation, those Amendments dated as of December 22, 1993, and July 29, 1997.

          "1994 Note Purchase Agreement" means, collectively, that certain Note Purchase Agreement dated November 14, 1994, by and among the Borrower and New York Life Insurance Company, New York Life Insurance and Annuity Corporation, The Variable Annuity Life Insurance Company, American General Life Insurance Company, and Merit Life Insurance Company, and all Amendments thereto; including, without limitation, that Amendment dated as of July 29, 1997.

          "1998  Indenture"  means,  collectively,  that  certain
     Indenture, dated as of July 15, 1998, granted by the Borrower to US Bank Trust National Association, as Trustee, and all Supplemental Indentures thereto.

          "Notes"  means, collectively, the Tranche A  Term  Loan
     Notes and the Tranche B Term Loan Notes.

          "Notice of Borrowing" means a request by the Borrower for a Loan in the form of Exhibit 2.2.

          "Notice of Continuation/Conversion" means a request by the Borrower for the continuation or conversion of a Loan in the form of Exhibit 2.4.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

          "Person" means any individual, partnership, joint venture, firm, corporation, association, trust, limited liability company or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under
     Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Preferred Securities" means, at any date, any equity interests in the Borrower, in a Special Purpose Financing Subsidiary of the Borrower or in any other Subsidiary of the Borrower (such as those known as "TECONS", "MIPS" or "RHINOS"): (a) that are not (i) required to be redeemed or redeemable at the option of the holder thereof prior to the fifth anniversary of the Maturity Date or (ii) convertible into or exchangeable for (unless solely at the option of the Borrower or such Subsidiary of the Borrower) equity interests referred to in clause (i) above or indebtedness having a scheduled maturity, or requiring any repayments or prepayments of principal or any sinking fund or similar payments in respect of principal or providing for any such repayment, prepayment, sinking fund or other payment at the option of the holder thereof prior to the fifth anniversary of the Maturity Date and (b) as to which, at such date, the Borrower or such Subsidiary of the Borrower has the right to defer the payment of all dividends and other distributions in respect thereof for the period of at least 19 consecutive quarters beginning at such date.

          "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office as communicated by the Administrative Agent to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the  Prime Rate shall become effective as of 12:01  a.m.  of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Purchase  and  Sale  Agreement"  means  that   certain
     Purchase and Sale Agreement, dated as of April 13, 2000, among Citizens Utilities Company, LGS Natural Gas Company and the Borrower.

          "Register"  has  the  meaning  set  forth  in   Section
     11.3(c).

          "Regulation A, D, O, T, U, or X" means Regulation A, D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect, any amendment thereto and any successor to all or a portion thereof.

          "Reportable  Event"  means  a  "reportable  event"   as
     defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

          "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the aggregate Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of (i) the Commitment Percentage of such Lender multiplied by the aggregate principal amount of Tranche A Term Loans outstanding at such time plus (ii) the Commitment Percentage of such Lender multiplied by the amount of the Tranche B Term Loan, if the Tranche B Term Loan is outstanding at such time and (b) at any time after the termination of the Commitments, the sum of the principal balance of the outstanding Loans of such Lender.

          "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Securities Act" means the Securities Act of  1933,  as
     amended,   and   the   rules  and  regulations   promulgated
     thereunder.

          "Share Issuance Plans" means the Borrower's (a) Restricted Stock Grant Plan, (b) Employee Stock Ownership
     Plan, (c) Direct Stock Purchase Plan, (d) Stock-Based Compensation Plans, (e) Long-Term Incentive Plan and (f) Outside Directors Stock-for-Fee Plan and the Long-Term Stock Plan of the United Cities Gas Company Division of the Borrower, as each such plan is referenced in the Borrower's most recent annual audited financial statement on Form 10-K as filed with the Securities and Exchange Commission and as each such plan may be amended or modified from time to time in the ordinary course and any future plans established by the Borrower or one of its Subsidiaries that are similar to and consistent with the plans set forth above.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

          "Solvent" means, with respect to the Borrower as of a particular date, that on such date (a) the Borrower is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond the Borrower's ability to pay as such debts and liabilities mature in their ordinary course,
     (c)  the  Borrower  is  not  engaged  in  a  business  or  a transaction, and is not about to engage in a business or a transaction, for which the Borrower's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Borrower is engaged or is to engage, (d) the fair value of the assets of the Borrower is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Borrower and (e) the present fair saleable value of the assets of the Borrower is not less than the amount that will be required to pay the probable liability of the Borrower on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Special Purpose Financing Subsidiary" means a Subsidiary of the Borrower that has no direct or indirect interest in the business of the Borrower and its other
     Subsidiaries and was formed solely for the purpose of issuing Trust Preferred Securities.

          "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not, at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

          "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (b) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA, (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (f) the complete or partial withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

           "Total Assets" means all assets of the Borrower as shown on its most recent quarterly consolidated balance sheet, as determined in accordance with GAAP.

          "Tranche A Commitment" means, as to each Lender, such Lender's share of the Tranche A Term Loan Commitment based upon such Lender's Commitment Percentage, as reflected on
     Schedule 1.1.

           "Tranche A Term Loan" has the meaning ascribed thereto in Section 2.1(a).

           "Tranche  A  Term Loan Commitment" means  ONE  HUNDRED
     MILLION DOLLARS ($100,000,000), as such amount may otherwise be reduced in accordance with Section 2.6 and as reflected on Schedule 1.1.

          "Tranche A Term Loan Notes" means the promissory notes of the Borrower in favor of each Lender evidencing the Tranche A Term Loans and substantially in the form of
     Exhibit 2.7(a), as such promissory notes may be amended, modified, supplemented or replaced from time to time.

          "Tranche A Unused Fees" has the meaning ascribed thereto in Section 3.4(a)(i).

          "Tranche B Commitment" means, as to each Lender, such Lender's share of the Tranche B Term Loan Commitment based upon such Lender's Commitment Percentage, as reflected on
     Schedule 1.1.

           "Tranche B Term Loan" has the meaning ascribed thereto on Section 2.1(b).

           "Tranche  B Term Loan Commitment" means THREE  HUNDRED
     EIGHTY-FIVE MILLION DOLLARS ($385,000,000), as such amount may otherwise be reduced in accordance with Section 2.6 and as reflected on Schedule 1.1.

          "Tranche B Term Loan Notes" means the promissory notes of the Borrower in favor of each Lender evidencing the Tranche B Term Loan and substantially in the form of
     Exhibit 2.7(b), as such promissory notes may be amended, modified, supplemented or replaced from time to time.

          "Tranche B Unused Fees" has the meaning ascribed thereto in Section 3.4(a)(ii).

           "2000 Indenture" means, collectively, that certain proposed Indenture to be granted by the Borrower to SunTrust Bank, Atlanta, as Trustee, in connection with the Borrower's proposed debt offering currently planned for calendar years 2000 and 2001, and all Supplemental Indentures thereto.

          "Unused Tranche A Term Loan Commitment" means, for any period from the Effective Date to the Maturity Date, the amount by which (a) the then applicable Tranche A Term Loan Commitment exceeds (b) the daily average sum for such period of the aggregate principal amount of all Tranche A Term Loans outstanding.

          "Unused   Fees"   has   the  meaning   set   forth   in
     Section 3.4(a)(ii).

     1.2  Computation of Time Periods.

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

     1.3  Accounting Terms.

     Except   as   otherwise  expressly  provided   herein,   all
accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to
Section 7.1, consistent with the financial statements described in Section 5.1(d)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

     1.4  Time.

     All references to time herein shall be references to Central
Standard Time or Central Daylight time, as the case may be, unless specified otherwise.

                           SECTION 2.

                              LOANS

     2.1  Term Loans.

          (a) TRANCHE A TERM LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make term loans in up to six separate fundings, to the Borrower, in Dollars, at any time and from time to time, during the period from the Effective Date to the Maturity Date (each a "Tranche A Term Loan" and collectively the
     "Tranche A Term Loans"); provided, however, that (i) the aggregate amount of Tranche A Term Loans outstanding shall not exceed the Tranche A Term Loan Commitment and (ii) with respect to each individual Lender, such Lender's Commitment Percentage multiplied by the outstanding Tranche A Term Loans shall not exceed such Lender's Tranche A Commitment. Once repaid, the Tranche A Term Loans may not be reborrowed.

          (b) TRANCHE B TERM LOANS. Subject to Section 5.2(e)(ii) and the other terms and conditions set forth herein, each Lender severally agrees to make a term loan in a single funding to the Borrower, in Dollars, at any time during the period from the Effective Date to the Maturity Date (the "Tranche B Term Loan"); provided, however, that
     (i) the amount of the Tranche B Term Loan made hereunder shall not exceed the Tranche B Term Loan Commitment and
     (ii) with respect to each individual Lender, such Lender's Commitment Percentage multiplied by the Tranche B Loan shall not exceed such Lender's Tranche B Commitment. Once repaid, the Tranche B Term Loan may not be reborrowed.

     2.2  Method of Borrowing for Loans.

     By no later than 11:00 a.m. (a) on the date of the requested borrowing of Loans that will be Base Rate Loans or (b) three Business Days prior to the date of the requested borrowing of Loans that will be Eurodollar Loans, the Borrower shall telephone the Administrative Agent as well as submit a written Notice of Borrowing in the form of Exhibit 2.2 to the Administrative Agent setting forth (i) whether the requested Loan shall be a Tranche A Term Loan or shall be the Tranche B Term Loan, (ii) the amount requested, (iii) whether such Loan shall accrue interest at the Base Rate or the Adjusted Eurodollar Rate, (iv) with respect to a Loan that will be a Eurodollar Loan, the Interest Period applicable thereto and (v) certification that the Borrower has complied in all respects with Section 5.2.

     2.3  Funding of Loans.

     Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each such Lender shall make its Commitment Percentage of the requested Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the Agency Services Address. The amount of the requested Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Loans are made available to the Administrative Agent.

     No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (a) from the Borrower at the applicable rate for such Loan pursuant to the Notice of Borrowing and (b) from a Lender at the Federal Funds Rate.

     2.4  Continuations and Conversions.

     The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.4, in compliance with the terms set forth below, (b) except as provided in Section 4.1, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (c) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (d) any request to extend a Eurodollar Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (i) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (A) whether the Borrower wishes to continue or convert such Loans and (B) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

     2.5  Minimum Amounts.

     Each request for a Loan or a conversion or continuation hereunder shall be subject to the following requirements:
(a) each Eurodollar Loan shall be in a minimum of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof), (b) each Base Rate Loan shall be in a minimum amount of the lesser of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof) and (c) no more than five Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one
Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered separate Eurodollar Loans.

     2.6  Reductions of Term Loan Commitments.

     Upon at least three Business Days' prior written notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of either the Tranche A Term Loan Commitment or Tranche B Term Loan Commitment, or both, at any time or from time to time; provided that (a) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount, (b) no reduction shall be made which would reduce the Tranche A Term Loan Commitment to an amount less than the sum of the then outstanding Tranche A Term Loans and (c) any unused amounts of the Tranche A Term Loan Commitment or the Tranche B Term Loan Commitment subsequent to the maximum funding permitted thereunder shall be automatically terminated. Any such reduction in (or termination of) the Tranche A Term Loan Commitment or the Tranche B Term Loan Commitment shall be permanent and may not be reinstated.

     2.7  Notes.

          (a) TRANCHE A TERM LOAN NOTES. The Tranche A Term Loans made by the Lenders shall be evidenced by a promissory note of the Borrower payable to each Lender in substantially the form of Exhibit 2.7(a) (the "Tranche A Term Loan Notes").

          (b) TRANCHE B TERM LOAN NOTES. The Tranche B Term Loans made by the Lenders shall be evidenced by a promissory note of the Borrower payable to each Lender in substantially the form of Exhibit 2.7(b) (the "Tranche B Term Loan Notes").

     The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under any Note in respect of the Loans to be evidenced by such Note, and each such recordation or endorsement shall be conclusive and binding absent manifest error.


                           SECTION 3.

                            PAYMENTS

     3.1  Interest.

          (a)  Interest Rate.

               (i) All Base Rate Loans shall accrue interest at the Base Rate.

               (ii) All Eurodollar Loans shall accrue interest at
          the   Adjusted  Eurodollar  Rate  applicable  to   each
          Eurodollar Loan.

          (b) DEFAULT RATE OF INTEREST. Upon the occurrence, and during the continuation, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate equal to two percent (2%) plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Loans that are Base Rate Loans plus two percent (2%) per annum).

          (c) INTEREST PAYMENTS. Interest on Loans shall be due and payable in arrears on each Interest Payment Date.

     3.2  Prepayments.

          (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that
     (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and
     (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $5,000,000 (to be applied as set forth in Section 3.2(c) below).

          (b)  Mandatory Prepayments.

               (i) DEBT ISSUANCE. Immediately upon receipt by the Borrower or any Material Subsidiary of proceeds from any Debt Issuance, the Borrower shall forward 100% of the Net Cash Proceeds of such Debt Issuance to the Administrative Agent, for the pro rata benefit of the Lenders, as a prepayment of the Loans (to be applied as set forth in Section 3.2(c) below).

               (ii) EQUITY ISSUANCE. Immediately upon receipt by the Borrower or any Subsidiary of proceeds from any Equity Issuance, other than issuances of equity by the Borrower in the normal course through its Share Issuance Plans, the Borrower shall forward 100% of the Net Cash Proceeds of such Equity Issuance to the
          Administrative Agent, for the pro rata benefit of the Lenders, as a prepayment of the Loans (to be applied as set forth in Section 3.2(c) below).

          (c) Amounts prepaid under Section 3.2(a) shall be subject to Section 4.3 and shall be applied as the Borrower may elect; provided that if the Borrower fails to specify the application of such voluntary prepayment then such prepayment shall be applied pro rata between the Tranche A Term Loans and the Tranche B Term Loan, and, within each Tranche, first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Any payments made under Section 3.2(b) shall be subject to
     Section 4.3 and shall be applied pro rata between the Tranche A Term Loans and the Tranche B Term Loan, and, within each Tranche, first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Once repaid, the Loans may not be reborrowed.

     3.3  Payment in full at Maturity.

     On the Maturity Date, the entire outstanding principal balance of all Loans, together with accrued but unpaid interest and all other sums owing under this Credit Agreement and the other Credit Documents, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.

     3.4  Fees.

          (a)  Unused Fees.

               (i) In consideration of the Tranche A Term Loan Commitment being made available by the Lenders hereunder, the Borrower agrees to pay, during the period from the Effective Date to the date of funding of the entire Tranche A Term Loan Commitment or termination thereof, to the Administrative Agent, for the pro rata benefit of each Lender, a per annum fee equal to the Applicable Percentage for Unused Fees on the Unused Tranche A Term Loan Commitment (the "Tranche A Unused Fees").

               (ii) In consideration of the Tranche B Term Loan Commitment being made available by the Lenders hereunder, the Borrower agrees to pay, during the period from the Effective Date to the date of funding of the Tranche B Term Loan Commitment or termination thereof, to the Administrative Agent, for the pro rata benefit of each Lender, a per annum fee equal to the Applicable Percentage for Unused Fees on the daily average amount of the Tranche B Term Loan Commitment during such period (the "Tranche B Unused Fees" and, together with the Tranche A Unused Fees, the "Unused Fees").

               (iii) The accrued Unused Fees shall be due and payable in arrears five Business Days after the end of each fiscal quarter of the Borrower (as well as on the Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Effective Date.

          (b) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative
     Agent in the Fee Letter.

     3.5  Place and Manner of Payments.

     All  payments  of  principal, interest, fees,  expenses  and other amounts to be made by the Borrower under this Credit Agreement shall be made without setoff, deduction or counterclaim and received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at the Agency Services Address. In the event any such payment shall be due on a day that is not a Business Day, the applicable payment date shall be the next succeeding Business Day, except, with respect to Eurodollar Loans, if the next succeeding Business Day shall fall in the next succeeding calendar month, then such payment shall be due on the next preceding Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent, the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as it reasonably determines in its sole discretion.)

     3.6  Pro Rata Treatment.

     Except to the extent otherwise provided herein, all Loans, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Unused Fees, each reduction of the Tranche A Term Loan Commitment, each reduction of the Tranche B Term Loan Commitment and each conversion or continuation of any Loans, shall be allocated pro rata among the Lenders in accordance with the respective Commitment Percentages; provided that, if any Lender shall have failed to pay its applicable pro rata share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this
Section 3.6 shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid and any interest owed by such Lender as a result of such failure to fund has been paid; and provided further, that in the event any amount paid to any Lender pursuant to this Section 3.6 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

     3.7  Computations of Interest and Fees.

          (a) Except for Base Rate Loans, on which interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from the date a Loan is made until the date such Loan is repaid or continued or converted pursuant to Section 2.4.

          (b) It is the intent of the Lenders and the Borrower to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and interest owing pursuant to such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

     3.8  Sharing of Payments.

     Each Lender agrees that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise (including, but not limited to, pursuant to the Bankruptcy Code) in excess of its pro rata share as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations, in such amounts and with such other adjustments from time to time, as shall be equitable in order that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall accrue interest thereon, for each day from the date such amount is due until the day such amount is paid to the Administrative Agent or such other Lender, at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

     3.9  Evidence of Debt.

          (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

          (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

          (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this
     Section 3.9 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.


                           SECTION 4.

              ADDITIONAL PROVISIONS REGARDING LOANS

     4.1  Eurodollar Loan Provisions.

          (a) Unavailability. In the event that the Administrative Agent shall have determined in good faith (i) that U.S. dollar deposits in the principal amounts requested with respect to a Eurodollar Loan are not generally available in the London interbank Eurodollar market or (ii) that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses (i) or (ii) above, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any request by the Borrower for Eurodollar Loans shall be deemed to be a request for Base Rate Loans,
     (B) any request by the Borrower for conversion into or continuation of Eurodollar Loans shall be deemed to be a request for conversion into or continuation of Base Rate Loans and (C) any Loans that were to be converted or continued as Eurodollar Loans on the first day of an Interest Period shall be converted to or continued as Base Rate Loans.

          (b)  Change in Legality.

               (i) Notwithstanding any other provision herein, if any change, after the date hereof, in any law, governmental rule, regulation, guideline or order
          (including the introduction of any new law, governmental rule, regulation, guideline or order) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                    (A) declare that Eurodollar Loans, and conversions to or continuations of Eurodollar Loans, will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for, or for conversion into or continuation of, Eurodollar Loans shall, as to such Lender only, be deemed a request for, or for conversion into or continuation of, Base Rate Loans, unless such declaration shall be subsequently withdrawn; and

                    (B)   require that all outstanding Eurodollar
               Loans made by it be converted to Base Rate Loans in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans.

          In the event any Lender shall exercise its rights under clause (A) or (B) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (c) Requirements of Law. If at any time a Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the making, the commitment to make or the maintaining of any Eurodollar Loan because of (i) any change after the date hereof, in any law, governmental rule, regulation, guideline or order (including the introduction of any new law, governmental rule, regulation, guideline or order) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, including, without limitation, the imposition, modification or deemed applicability of any reserves, deposits or similar requirements (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Adjusted Eurodollar Rate) or (ii) other circumstances affecting the London interbank Eurodollar market; then (A) the Lender shall promptly notify the Administrative Agent and the Borrower and shall designate a different lending office of such Lender if such designation will avoid or reduce the amount of such increased costs, or reductions in amounts receivable and such designation will not, in such Lender's sole discretion, be otherwise disadvantageous to such Lender and (B) the Borrower shall promptly pay to such Lender such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender may determine in its sole discretion) as may be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder.

     Each determination and calculation made by a Lender under this Section 4.1 shall, absent manifest error, be binding and conclusive on the parties hereto. Any conversions of Eurodollar Loans made pursuant to this Section 4.1 shall subject the Borrower to the payments required by Section 4.3. This Section shall survive termination of this Credit Agreement and the other Credit Documents and the payment of the Loans and all other amounts payable hereunder.

     4.2  Capital Adequacy.

     If any Lender has determined in good faith that the adoption or effectiveness, after the date hereof, of any applicable law, rule or regulation regarding capital adequacy, or any change therein (after the date hereof), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its parent corporation) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender (or its parent corporation) could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section 4.2 shall, absent manifest error, be conclusive and binding on the parties hereto. This Section shall survive termination of this Credit Agreement and the other Credit Documents and the payment of the Loans and all other amounts payable hereunder.

     4.3  Compensation.

     The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in the making of a borrowing of, conversion into or continuation of a Eurodollar Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement, (c) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto and (d) the payment, continuation or conversion of a Eurodollar Loan on a day which is not the last day of the Interest Period applicable thereto or the failure to repay a
Eurodollar Loan when required by the terms of this Credit Agreement. Each determination by any such Lender of amounts owing under this Section 4.3 shall, absent manifest error, be conclusive and binding on the parties hereto. This Section shall survive the termination of this Credit Agreement and the other
Credit Documents and the payment of the Loans and all other amounts payable hereunder.

     4.4  Taxes.

          (a) Except as provided below in this Section 4.4, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non- Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 4.4 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and any Lender for any incremental Non-Excluded Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section
     4.4 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                    (i) (A) on or before the date of any payment by the Borrower under this Credit Agreement or the Notes to such Lender, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                         (B)   deliver  to the Borrower  and  the
               Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                         (C)   obtain such extensions of time for
               filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

               (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the
          Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881 (c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue
          Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

               Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent, then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.


                           SECTION 5.

                      CONDITIONS PRECEDENT

     5.1  Closing Conditions.

     The  obligation  of the Lenders to enter  into  this  Credit
Agreement is subject to satisfaction (or waiver) of the following conditions:

          (a) EXECUTED CREDIT DOCUMENTS. Receipt by the Administrative Agent of duly executed copies of (i) this Credit Agreement, (ii) the Notes and (iii) all other Credit Documents, each in form and substance acceptable to the Lenders.

          (b)     CORPORATE    DOCUMENTS.    Receipt    by    the
     Administrative Agent of the following:

               (i)  CHARTER DOCUMENTS.  Copies of the articles of
          incorporation or other charter documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authorities of the states or other jurisdictions of its incorporation and certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

               (ii) BYLAWS. A copy of the bylaws of the Borrower certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

               (iii) RESOLUTIONS. Copies of resolutions of the Board of Directors of the Borrower approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower to be true and correct and in full force and effect as of the Closing Date.

               (iv) GOOD STANDING. Copies of certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of the states or other jurisdictions of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect.

               (v)  INCUMBENCY.  An incumbency certificate of the
          Borrower   certified  by  a  secretary   or   assistant
          secretary of the Borrower to be true and correct as of the Closing Date.

          (c) OPINION OF COUNSEL. Receipt by the Administrative Agent of an opinion, or opinions, from legal counsel to the Borrower addressed to the Administrative Agent on behalf of the Lenders and dated as of the Effective Date, in each case satisfactory in form and substance to the Administrative Agent.

          (d) FINANCIAL STATEMENTS. Receipt by the Lenders of the consolidated audited financial statements of the Borrower and its Subsidiaries dated as of September 30, 1998 and September 30, 1999, and the unaudited financial statements for the quarters ending December 31, 1999 and March 31, 2000, including balance sheets and income and cash flow statements, in each case audited (except for the quarterly financial statement) by independent public accountants of recognized standing and prepared in accordance with GAAP.

          (e) FEES AND EXPENSES. Payment by the Borrower of all fees and expenses owed by it to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Fee Letter.

          (f) MATERIAL ADVERSE EFFECT. No event or condition shall have occurred since March 31, 2000 that has had or would be reasonably expected to have a Material Adverse
     Effect.

          (g) OFFICER'S CERTIFICATES. The Administrative Agent shall have received a certificate or certificates executed by a Financial Officer of the Borrower as of the Effective Date stating that (i) no action, suit, investigation or legal, equitable, arbitration or administrative proceeding is pending or, to such officer's knowledge, threatened in any court or before any arbitrator or Governmental Authority that would have or be reasonably expected to have a Material Adverse Effect, (ii) the financial statements and information delivered to the Administrative Agent on or before the Effective Date were prepared in good faith and in accordance with GAAP and (iii) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein and therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on and as of the date made,
     (C)  the  Borrower  is Solvent and (D) the  Borrower  is  in
     compliance  with  the  financial  covenant  set   forth   in
     Section 7.2.

          (h)   OTHER.   Receipt  by the Lenders  of  such  other
     documents,   instruments,  agreements  or   information   as
     reasonably requested by any Lender.

     5.2  Conditions to Loans.

     In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Loans unless:

          (a) REQUEST. The Borrower shall have timely delivered a duly executed and completed Notice of Borrowing in conformance with all the terms and conditions of this Credit
     Agreement.

          (b)      REPRESENTATIONS    AND    WARRANTIES.      The
     representations and warranties made by the Borrower are true and correct in all material respects at and as if made as of the date of the funding of the requested Loans.

          (c) NO DEFAULT. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

          (d) AVAILABILITY. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) (i) if such Loan is a Tranche A Term Loan, the sum of the amount of Tranche A Term Loans outstanding shall not exceed the Tranche A Term Loan Commitment and (ii) if such Loan is the Tranche B Term Loan, the amount of the Tranche B Term Loan shall not exceed the Tranche B Term Loan Commitment.

          (e) MAXIMUM NUMBER OF LOANS. (i) with respect to Tranche A Term Loans, after the making of such Loan, there shall not have been advanced more than six Tranche A Term Loans to the Borrower and (ii) with respect to the Tranche B Term Loan, the making of such Loan shall be the sole funding of the Tranche B Term Loan.

          (f) DEBT RATING. The Debt Rating of the Borrower shall be at least BBB from S&P and Baa2 from Moody's.

          (g) CONSUMMATION OF ACQUISITION. With respect to the Tranche B Term Loan, on and as of the date of funding of such Loan, the Acquisition shall have been consummated on terms substantially similar in all material respects to those set forth in the Purchase and Sale Agreement as in effect on April 13, 2000, other than any changes to the Purchase and Sale Agreement that, in the reasonable judgment of the Administrative Agent, do not materially adversely affect the Borrower and its Subsidiaries or the rights of the Lenders under this Credit Agreement.

The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b) through (g) above.


                           SECTION 6.

                 REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to each Lender that:

     6.1  Organization and Good Standing.

     The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdictions of its incorporation, (b) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have or would reasonably be expected to have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

     6.2  Due Authorization.

     The Borrower (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents and to incur the obligations herein and therein provided for and (b) has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents.

     6.3  No Conflicts.

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrower will in any material respect (a) violate or conflict with any provision of its articles of incorporation or bylaws, (b) violate, contravene or conflict with any law (including without limitation, the Public Utility Holding Company Act of 1935, as amended), regulation (including without limitation, Regulation U, Regulation X or any regulation promulgated by the Federal Energy Regulatory Commission), order, writ, judgment, injunction, decree or permit applicable to it,
(c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or its properties may be bound, or (d) result in or require the creation of any Lien upon or with respect to its properties.

     6.4  Consents.

     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents.

     6.5  Enforceable Obligations.

     This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

     6.6  Financial Condition.

          (a) The financial statements delivered to the Lenders pursuant to Section 5.1(d) and pursuant to Section 7.1(a) and (b): (i) have been prepared in accordance with GAAP (subject to the provisions of Section 1.3) and (ii) present fairly in all material respects the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries as of such date and for such periods.

          (b) Other than the Missouri Property Acquisition, since March 31, 2000, there has been no sale, transfer or other disposition by the Borrower of any material part of the business or property of the Borrower, and no purchase or other acquisition by the Borrower of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrower (other than the Acquisition), in each case, which, is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

     6.7  No Material Change.

     Since March 31, 2000, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries that has had or would be reasonably expected to have a Material Adverse Effect, it being understood that the consummation of the Acquisition, in and of itself, shall not constitute a Material Adverse Effect.

     6.8  No Default.

     No Default or Event of Default presently exists and is continuing.

     6.9  Litigation.

     There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries or any of its properties which could have or be reasonably expected to have a Material Adverse Affect.

     6.10 Taxes.

     The Borrower and its Subsidiaries have filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes which are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.

     6.11 Compliance with Law.

     The Borrower and each of its Subsidiaries is in compliance with all laws, rules, regulations, orders and decrees applicable to it or to its properties, except where the failure to be in compliance would not have or would not reasonably be expected to have a Material Adverse Effect.

     6.12 Material Agreements.

     Neither the Borrower nor any of its Subsidiaries is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default has had or would be reasonably expected to have a Material Adverse Effect.

     6.13 ERISA.

     Except as would not result or be reasonably expected to result in a Material Adverse Effect:

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Borrower, no event or condition has occurred or exists as a result of which any Termination Event is reasonably expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in material compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably expected to arise on account of any Plan.

          (b) No liability has been or is reasonably expected by the Borrower to be incurred under Sections 4062, 4063 or 4064 of ERISA with respect to any Single Employer Plan by the Borrower or any of its Subsidiaries which has or would reasonably be expected to have a Material Adverse Effect.

          (c) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities, except as disclosed in the Borrower's financial statements.

          (d) Neither the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Borrower, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

          (e) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 407, 409, 502(i), or 502(l) of ERISA or
     Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (f) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the financial statements referenced in
     Section 7.1 in accordance with FASB 106.

          (g) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

     6.14 Use of Proceeds.

     The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.8. None of such proceeds will be used for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such acquisition.

     6.15 Government Regulation.

          (a) No proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the
     Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act or the Exchange Act.

          (b) Neither the Borrower nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by an "investment company", or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (c) No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O.

     6.16 Disclosure.

     Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of the Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading.

     6.17 Environmental Matters.

     Except as would not result or be reasonably expected to result in a Material Adverse Effect: (a) each of the properties of the Borrower and its Subsidiaries (the "Properties") and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, (b) there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower or its Subsidiaries (the "Businesses"), and (c) there are no conditions relating to the Businesses or Properties that would reasonably be expected to give rise to a material liability under any applicable Environmental Laws.

     6.18 Insurance.

      The Borrower and its Subsidiaries maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate.

     6.19 Franchises, Licenses, Etc.

      The  Borrower  and  its Subsidiaries possess  all  material
franchises,   certificates,   licenses,   permits    and    other
authorizations necessary for the operation of their respective businesses.

     6.20 Secured Indebtedness.

     All of the secured indebtedness of the Borrower is set forth on Schedule 6.20 or permitted by Section 8.6.

     6.21 Subsidiaries.

      All Subsidiaries of the Borrower and the designation as to which such Subsidiaries are Material Subsidiaries are set forth on Schedule 6.21. Schedule 6.21 may be updated from time to time by the Borrower.

     6.22 Solvency.

     The   Borrower  is  and,  after  the  consummation  of   the
transactions contemplated by this Credit Agreement and the  other
Credit Documents, will be Solvent.




                           SECTION 7.

                      AFFIRMATIVE COVENANTS

     The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments shall have terminated:

     7.1  Information Covenants.

     The Borrower will furnish, or cause to be furnished, to the Administrative Agent:

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 120 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with retained earnings and a consolidated statement of cash flows for such fiscal year setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be furnished to the Administrative Agent, shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any respect.

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 65 days after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter, in which case 120 days after the end thereof) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with a related consolidated statement of cash flows for such fiscal quarter in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of a Financial Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) OFFICER'S CERTIFICATE. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit 7.1(c),
     (i) demonstrating compliance with Section 7.2 by calculation thereof as of the end of each such fiscal period and
     (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

          (d) REPORTS. Promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, any Governmental Authority, including, without limitation, the Securities and Exchange Commission or any successor agency and any utility regulatory body.

          (e) NOTICES. Upon the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent immediately of (i) the occurrence of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto and (ii) the occurrence of any of the following with respect to the Borrower or any
     Subsidiary: (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Borrower or such Subsidiary which, if adversely determined, would have or would be reasonably expected to have a Material Adverse Effect or (B) the institution of any proceedings against the Borrower or such Subsidiary with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation of any federal, state or local law, rule or regulation (including, without limitation, any Environmental Law), the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

          (f) ERISA. Upon the Borrower or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within five Business Days) of:
     (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or would be reasonably expected to lead to, a Termination Event; (ii) any communication from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan together with a statement of the amount of liability, if any, incurred or expected to be incurred by the Borrower or any Subsidiary in connection therewith;
     (iii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iv) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (v) any change in the funding status of any Plan that would have or would be reasonably expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by a officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (g) OTHER INFORMATION. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower as the Administrative Agent or the Required Lenders may reasonably request.

     7.2  Debt to Capitalization Ratio.

     At all times during the periods set forth below, the Debt to
Capitalization  Ratio  shall  be  less  than  or  equal  to   the
following:

          (a) from the Effective Date to the date on which the Acquisition is consummated, .70 to 1.0;

          (b)  if the Acquisition is consummated on or before May
     ___, 2001, from the first Business Day following the date the Acquisition is consummated to May ___, 2001, .75 to 1.0;
     and

          (c)  from May ___, 2001 and thereafter, .70 to 1.0.

     7.3  Preservation of Existence, Franchises and Assets.

     The Borrower will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except where failure to do so would not or would not reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause its Subsidiaries to, generally maintain its properties, real and personal, in good condition, and the Borrower and its Subsidiaries shall not waste or otherwise permit such properties to deteriorate, reasonable wear and tear excepted, except where failure to do so would not or would not reasonably be expected to have a Material Adverse Effect.

     7.4  Books and Records.

     The Borrower will, and will cause its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     7.5  Compliance with Law.

     The Borrower will, and will cause its Subsidiaries to, comply with, and obtain all permits and licenses required by, all laws (including, without limitation, all Environmental Laws and ERISA laws), rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property, if the failure to comply would have or would be reasonably expected to have a Material Adverse Effect.

     7.6  Payment of Taxes and Other Indebtedness.

     The Borrower will, and will cause its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Credit Agreement); provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or indebtedness which is being contested in good faith by appropriate action and as to which adequate reserves therefor, if required, have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would reasonably be expected to have a Material Adverse Effect.

     7.7  Insurance.

     The Borrower will, and will cause its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) with responsible and reputable insurance companies in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

     7.8  Use of Proceeds.

          (a) The proceeds of the Tranche A Term Loans shall be used solely to refinance indebtedness outstanding under the 1987, 1989, 1991, 1992 and 1994 Note Purchase Agreements, together with accrued interest thereunder and any prepayment premiums with respect thereto.

          (b) The proceeds of the Tranche B Term Loan shall be used solely to finance the Acquisition and transaction costs in connection therewith.

     7.9  Audits/Inspections.

     Upon reasonable prior notice and during normal business hours, the Borrower will permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect the Borrower's and its Subsidiaries' property, including their books and records, their accounts receivable and inventory, the Borrower's and its Subsidiaries' facilities and their other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Borrower and its Subsidiaries.


                           SECTION 8.

                       NEGATIVE COVENANTS

     The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments shall have terminated:

     8.1  Nature of Business.

     The Borrower will not materially alter the character of its business from that conducted as of the Closing Date.

     8.2  Consolidation and Merger.

     The Borrower will not (a) enter into any transaction of merger, or (b) consolidate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, so long as no Default or Event of Default shall exist or be caused thereby, a Person may be merged or consolidated with or into the Borrower so long as the Borrower shall be the continuing or surviving corporation.

     8.3  Sale or Lease of Assets.

     Within any twelve month period, the Borrower will not, nor will it permit any Subsidiary to, convey, sell, lease, transfer or otherwise dispose of assets, business or operations with a net book value in excess of 25% of Total Assets as calculated as of the end of the most recent fiscal quarter.

     8.4  Arm's-Length Transactions.

     The Borrower will not, nor will it permits its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director or Affiliate.

     8.5  Fiscal Year; Organizational Documents.

     The Borrower will not (a) change its fiscal year or (b) in any manner that would reasonably be expected to materially adversely affect the rights of the Lenders, change its organizational documents or its bylaws; it being understood that the Borrower's shareholders may approve an amendment to the Borrower's Articles of Incorporation to permit the issuance of Preferred Securities.

     8.6  Liens.

     The Borrower will not, nor will it permit any of its Material Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for the
following:   (a) Liens securing Borrower Obligations,  (b)  Liens
for taxes not yet due or Liens for taxes being contested in good faith by appropriate action and for which adequate reserves, if
required,   determined  in  accordance  with   GAAP   have   been
established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's,
mechanics',  warehousemen's,  carrier's,  landlords'  and   other
nonconsensual statutory Liens which are not yet due and payable, which have been in existence less than 90 days or which are being contested in good faith by appropriate action and for which adequate reserves, if required, determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security
programs,   (e)  Liens  arising  from  good  faith  deposits   in
connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects
or   irregularities  in  title  and  other  similar  charges   or
encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (j) any Lien on any assets securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such assets; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof, (k) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or one of its Subsidiaries and not created in contemplation of such event, (l) any Lien existing on any asset prior to the acquisition thereof by the
Borrower   or  one  of  its  Subsidiaries  and  not  created   in
contemplation of such acquisition, (m) any Lien (whether such Lien applies to current assets or after-acquired property, or both) on any assets of the Borrower or such Material Subsidiary created pursuant to the 1957 Indenture or the 1959 Indenture; provided that any Lien on any assets of the Borrower or such Material Subsidiary that are specifically excluded as collateral under such Indentures shall not be deemed to be a Permitted Lien hereunder, (n) any Lien (whether such Lien applies to current assets or after-acquired property, or both) on any Fixed Assets of the Borrower or such Material Subsidiaries created or arising at any time pursuant to or under (i) Section 4.08 of each of the
1987   Note  Purchase  Agreements  and  the  1989  Note  Purchase
Agreement, (ii) Section 4.8 of each of the 1991 Note Purchase Agreement, the 1992 Note Purchase Agreement and the 1994 Note Purchase Agreement or (iii) any similar provision utilizing the same or a similar cash flow-to-debt test, contained in any other loan agreement that the Borrower may enter into after the Effective Date, which agreement grants a loan or extends credit to the Borrower with a maturity date in excess of one year,
(n)  any  Lien  on  the  assets  of  the  Borrower  pursuant   to
Section 803 of the 1998 Indenture or Section 803 of the 2000 Indenture, if placed on the property of the Borrower on a pro rata basis only with other Liens that may be placed on the properties of the Borrower in the future, (o) Liens on Fixed Assets not otherwise permitted by this Credit Agreement securing indebtedness in the aggregate (at the time such Liens are created) not in excess of five percent (5%) of Consolidated Net Property, and (p) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses (a) through (o), for amounts not exceeding the principal amount of the indebtedness secured by the Lien so extended, renewed or replaced; provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets).


                           SECTION 9.

                        EVENTS OF DEFAULT

     9.1  Events of Default.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) PAYMENT. The Borrower shall default in the payment (i) when due of any principal of any of the Loans or
     (ii) within one Business Day of when due of any interest on the Loans or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

          (b) REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made.

          (c)  COVENANTS.  The Borrower shall:

               (i)   default in the due performance or observance
          of   any  term,  covenant  or  agreement  contained  in
          Sections  7.2,  7.3, 7.4, 7.5, 7.9 or 8.1  through  8.6
          inclusive; or

               (ii) default in the due performance or observance by it of any term, covenant or agreement contained in
          Section 7.1 and such default shall continue unremedied for a period of five Business Days after the earlier of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i), or (c)(ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent.

          (d) CREDIT DOCUMENTS. The Borrower shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent or (ii) any Credit Document shall fail to be in full force and effect or the Borrower shall so assert or any Credit Document shall fail to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby.

          (e)   BANKRUPTCY, ETC.  The occurrence of  any  of  the
     following with respect to the Borrower or any of its Material Subsidiaries: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of its Material Subsidiaries or for any substantial part of its property or order the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower or any of its Material Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Borrower or any of its Material Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Borrower or any of its Material Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

           (f)  DEFAULTS UNDER OTHER AGREEMENTS.  With respect to
     (x) any secured indebtedness of the Borrower or (y) any other indebtedness in excess of $20,000,000 (other than indebtedness outstanding under this Credit Agreement) of the Borrower (A) the Borrower shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such indebtedness, or (2) default (after giving effect to any applicable grace period) in the observance or performance of any covenant or agreement relating to such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder of the holders of such indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such indebtedness to become due prior to its stated maturity; or (B) any such indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (C) any such indebtedness shall mature and remain unpaid.

           (g) JUDGMENTS. One or more judgments, orders, or decrees shall be entered against the Borrower involving a liability of $20,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of
     (i) the last day on which such judgment, order or decree becomes final and unappealable and, where applicable, with the status of a judicial lien or (ii) 60 days; provided that if such judgment, order or decree provides for periodic payments over time then the Borrower shall have a grace period of 30 days with respect to each such periodic payment.

          (h) ERISA. The occurrence of any of the following events or conditions if any of the same would be reasonably expected to result in a liability of an amount greater than or equal to $20,000,000: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which would be reasonably expected to subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (i) CHANGE OF CONTROL. The occurrence of any Change of Control.

     9.2  Acceleration; Remedies.

     Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, with the consent of the Required Lenders, and shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for herein:

          (i)    TERMINATION   OF   COMMITMENTS.    Declare   the
     Commitments terminated whereupon the Commitments shall be immediately terminated.

          (ii) ACCELERATION OF LOANS. Declare the unpaid amount of all Borrower Obligations to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          (iii) ENFORCEMENT OF RIGHTS. Enforce any and all rights and interests created and existing under the Credit
     Documents, including, without limitation, all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders and the Administrative Agent hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

     9.3  Allocation of Payments After Event of Default.

     Notwithstanding any other provisions of this Credit Agreement, after the occurrence of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents, pro rata as set forth below;

          SECOND,   to   payment  of  any  fees   owed   to   the
     Administrative Agent, or any Lender, pro rata as set forth below;

          THIRD, to the payment of all accrued interest payable to the Lenders hereunder, pro rata as set forth below;

          FOURTH, to the payment of the outstanding principal amount of the Loans, pro rata as set forth below;

          FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FOURTH" above; and

          SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied.


                           SECTION 10

                        AGENCY PROVISIONS

     10.1 Appointment.

     Each Lender hereby designates and appoints Bank of America, N.A. as agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall not have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower. Any agent named herein (other than the Administrative Agent) shall have no duties or obligations whatsoever under this Credit Agreement or the other Credit Documents.

     10.2 Delegation of Duties.

     The  Administrative  Agent may execute  any  of  its  duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3 Exculpatory Provisions.

     Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower. The Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

     10.4 Reliance on Communications.

     The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts  selected  by  the Administrative Agent  with  reasonable care). The Administrative Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5 Notice of Default.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6 Non-Reliance on Administrative Agent and Other Lenders.

     Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Extensions of Credit hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any
Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     10.7 Indemnification.

     Each Lender agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment in full of the Borrower Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.7 shall survive the payment of the Borrower Obligations and all other amounts payable hereunder and under the other Credit Documents and the termination of the Commitments.

     10.8 Administrative Agent in Its Individual Capacity.

     The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not Administrative Agent hereunder. With respect to the Loans made and all Borrower Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     10.9 Successor Agent.

      The Administrative Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall be reasonably acceptable to the Borrower; provided that the Borrower shall have no right to approve such successor during the existence and continuation of a Default or Event of Default. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent; provided such successor is an Eligible Assignee (or if no Eligible Assignee shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, then the Lenders shall perform all obligations of the retiring Administrative Agent hereunder until such time, if any, as a successor Administrative Agent shall have been appointed and shall have accepted such appointment as provided for above). Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as an Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Credit Agreement.


                           SECTION 11.

                          MISCELLANEOUS

     11.1 Notices.

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on which the same has been delivered to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

     11.2 Right of Set-Off.

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to the Lenders hereunder, under the Notes or the other Credit Documents, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section
11.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     11.3 Benefit of Agreement.

          (a) GENERALLY. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.3.

          (b) ASSIGNMENTS. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitments); provided, however, that:

               (i)   each such assignment shall be to an Eligible
          Assignee;

               (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) and an integral multiple of $1,000,000 in excess thereof;

               (iii)      each such assignment by a Lender  shall
          be of a constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes; and

               (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment Agreement in substantially the form of Exhibit 11.3(b), together with a processing fee from the assignor of $3,500.

     Upon execution, delivery, and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof; it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with
     Section 4.4.

          By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by such assigning Lender and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause
     (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

          (c) REGISTER. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) ACCEPTANCE. Upon its receipt of an Assignment Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit 11.3(b), (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (e) PARTICIPATIONS. Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment, its Notes and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 4.1 through 4.4, inclusive, and the right of set-off contained in Section 11.2, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

          (f) NONRESTRICTED ASSIGNMENTS. Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (g)    INFORMATION.   Any  Lender   may   furnish   any
     information concerning the Borrower in the possession of such Lender from time to time to assignees and participants
     (including prospective assignees and participants).

     11.4 No Waiver; Remedies Cumulative.

     No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 Payment of Expenses, etc.

     The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and Banc of America Securities LLC ("BAS") in connection with (A) the
negotiation,    preparation,   execution   and    delivery    and
administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent) and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement, (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the
Lenders  in  connection  with  (A)  enforcement  of  the   Credit
Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders (including the allocated cost of internal counsel)) and (B) any bankruptcy or insolvency proceeding of the Borrower and (iii) indemnify the
Administrative  Agent,  BAS  and  each  Lender,   its   officers,
directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent, BAS or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated cost of internal counsel) incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     11.6 Amendments, Waivers and Consents.

     Neither this Credit Agreement, nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrower; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

          (a) extend the Maturity Date, or postpone or extend the time for any payment or prepayment of principal;

          (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees or other amounts payable hereunder;

          (c)  reduce or waive the principal amount of any Loan;

          (d) increase or extend the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

          (e) release the Borrower from its obligations under the Credit Documents;

          (f)   amend,  modify  or waive any  provision  of  this
     Section  11.6  or Section 3.6, 3.8, 9.1(a),  11.2,  11.3  or
     11.5.

          (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

          (h) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents.

No provision of Section 10 may be amended or modified without the consent of the Administrative Agent.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7 Counterparts/Telecopy.

     This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

     11.8 Headings.

     The  headings  of  the sections and subsections  hereof  are provided for convenience only and shall not in any way affect the
meaning   or  construction  of  any  provision  of  this   Credit
Agreement.

     11.9 Defaulting Lender.

     Each Lender understands and agrees that if such Lender is a Defaulting Lender then it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Loan Documents shall apply to such Defaulting Lender.

     11.10 Survival of Indemnification and Representations and Warranties.

     All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, and the repayment of the Loans and other obligations and the termination of the Commitments hereunder.

     11.11     Governing Law; Venue.

           (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

           (b) Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction. The Borrower agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.11(b) is intended to impair the Borrower's right under applicable law to appeal or seek a stay of any judgment.

            (c) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     11.12     Waiver of Jury Trial.

     EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.13     Severability.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.14     Further Assurances.

     The  Borrower agrees, upon the request of the Administrative
Agent, to promptly take such actions, as reasonably requested, as are necessary to carry out the intent of this Credit Agreement and the other Credit Documents.

     11.15     Entirety.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.16     Binding Effect; Continuing Agreement.

          (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section
     5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Administrative Agent and the Lenders, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns.

          (b)   This  Credit  Agreement  shall  be  a  continuing
     agreement and shall remain in full force and effect until all Loans, interest, fees and other Borrower Obligations have been paid in full and all Commitments have been terminated. Upon termination, the Borrower shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Borrower Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Borrower Obligations.




      Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.



BORROWER:                     ATMOS ENERGY CORPORATION,
                              A Texas and Virginia corporation


                              By:  ___________________________________
                              Name:___________________________________
                              Title:__________________________________



LENDERS:                      BANK OF AMERICA, N.A.
                              individually in its capacity as a
                              Lender  and  in  its  capacity   as
                              Administrative Agent

                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________


                              FLEET NATIONAL BANK

                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________


                              THE FUJI BANK, LIMITED

                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________


                              KBC BANK N.V.

                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________


                              FIRST UNION NATIONAL BANK

                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________


                              BANK ONE, NA

                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________


                              SOCIETE GENERALE NEW YORK BRANCH

                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________





                          Schedule 1.1

                     Commitment Percentages


                          Tranche A        Tranche B
                          Term Loan        Term Loan          Total           Commitment
       Lenders           Commitment        Commitment      Commitments        Percentage
Bank of America, N.A.  $22,259,504.89    $85,699,093.83  $107,958,598.72   22.2595048907 %
Bank One, NA           $21,434,762.62    $82,523,836.10  $103,958,598.72   21.4347626227 %
Societe Generale New
  York Branch          $18,089,171.98    $69,643,312.10   $87,732,484.08   18.0891719753 %
Fleet National Bank    $12,738,853.50    $49,044,585.99   $61,783,439.49   12.7388535031 %
First Union National
  Bank                 $12,738,853.50    $49,044,585.99   $61,783,439.49   12.7388535031 %
The Fuji Bank, Limited $ 6,369,426.75    $24,522,293.00   $30,891,719.75    6.3694267526 %
KBC Bank N.V.          $ 6,369,426.75    $24,522,293.00   $30,891,719.75    6.3694267526 %

TOTAL                  $100,000,000.00  $385,000,000.00  $485,000,000.00         100%


                          Schedule 6.20

                      Secured Indebtedness

                                                                    Outstanding
                                                                        As of
                                                                      06/30/00
 First Mortgage Bonds:
    Series J, 9.4% due 2021 (issued under the 1957 Indenture)       $17,000,000
    Series P, 10.43% due 2017 (issued under the 1959 Indenture)      21,250,000
    Series Q, 9.75% due 2020 (issued under the 1959 Indenture)       20,000,000
    Series R, 11.32% due 2004 (issued under the 1959 Indenture)      10,720,000
    Series T, 9.32% due 2021 (issued under the 1959 Indenture)       18,000,000
    Series U, 8.77% due 2022 (issued under the 1959 Indenture)       20,000,000
    Series V, 7.5% due 2007 (issued under the 1959 Indenture)        10,000,000

 Senior  secured  storage term notes, 7.45% due in  installments
   through 2007                                                       6,963,648

 Rental  property fixed rate term note, 7.9% due in installments
   through 2013                                                       1,702,312
                                                                   ------------
 Total Secured Indebtedness                                        $125,635,960
                                                                   ============

                          Schedule 6.21

                          Subsidiaries


Atmos Energy Marketing, LLC

Atmos Energy Services, Inc.
     Enertrust, Inc.
          Energas Energy Services Trust
          Enermart Energy Services Trust
     Egasco, LLC
     Trans Louisiana Energy Services, Inc.
     United Cities Energy Services, Inc.
     Greeley Energy Services, Inc.
     WKG Energy Services, Inc.
     Trans Louisiana Industrial Gas Company, Inc.

Atmos Leasing, Inc.

Atmos Propane, Inc.
     United Cities Propane Gas, LLC

United Cities Propane Gas, Inc.

Atmos Storage, Inc.
     UCG Storage, Inc.
     WKG Storage, Inc.
     Trans Louisiana Gas Storage, Inc.
     Atmos Exploration & Production, Inc.

Atmos Non-Regulated Shared Services, Inc.

*  Each of these subsidiaries is 100% owned by its parent.

**   No  Subsidiary  of  the Borrower currently  qualifies  as  a
Material  Subsidiary  as  that term  is  defined  in  the  Credit
Agreement.


                          Schedule 11.1

                             Notices


Atmos Energy Corporation

J. Patrick Reddy
Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, TX 75240
Telephone:     972-855-3723
Facsimile:     972-855-3793

Laurie M. Sherwood
Atmos Energy Corporation
700 Three Lincoln Centre
5430 LBJ Freeway
Dallas, TX 75240
Telephone:     972-855-9718
Facsimile:     972-855-3085


Administrative Agent

Ruth De La Garza
Bank of America, N.A.
Bank of America Plaza
901 Main St.
Mailcode:  TX1-492-14-12
Dallas, TX  75202

Telephone:     214-209-0989
Facsimile:     214-209-2118


Lenders:

Bank of America, N.A.

Michelle A. Schoenfeld
Bank of America, N.A.
Bank of America Corporate Center
100 N. Tryon Street, 16th Floor
Charlotte, NC 28255
Telephone:     704-386-1432
Facsimile:     704-386-1319


Fleet National Bank

Robert Lanigan
Fleet National Bank
100 Federal Street
Boston, MA 02211
Telephone:     617-434-6515
Facsimile:     617-434-3652


The Fuji Bank, Limited

Jacques Azagury
The Fuji Bank Limited
1221 McKinney Street, Suite 4100
Houston, TX 77010
Telephone:     713-650-7845
Facsimile:     713-759-0717


KBC Bank N.V.

Filip Ferrante
KBC Bank N.V.
Atlanta Representative Office
245 Peachtree Center Avenue
Atlanta, GA 30303
Telephone:     404-584-5466
Facsimile:     404-584-5465


First Union National Bank

Chanue Bynes
First Union National Bank
201 S. College Street, 24th Floor
Charlotte, NC 28288-1183
Telephone:     704-715-1195
Facsimile:     704-383-7999

with a copy to:

Mitch Wilson
First Union National Bank
301 S. College Street, 10th Floor
Charlotte, NC 28288-0735
Telephone:     704-383-5542
Facsimile:     704-383-7611


Bank One, NA

Namita Solanki-Patel
Bank One, NA
1 Bank One Plaza, Suite IL1-0363
Chicago, IL 60670
Telephone:     312-732-7437
Facsimile:     312-732-3055


Societe Generale New York Branch

David Bird
Societe Generale New York Branch
1221 Avenue of the Americas
11th Floor
New York, NY 10020
Telephone:     212-278-7429
Facsimile:     212-278-6144


                                                      Exhibit 2.2

                   FORM OF NOTICE OF BORROWING


TO:       BANK OF AMERICA, N.A., as Administrative Agent
          Bank of America Plaza
          901 Main Street
          Dallas, Texas  75202

RE: Term Credit Agreement dated as of August ___, 2000 among Atmos Energy Corporation (the "Borrower"), the Lenders named therein and Bank of America, N.A., as Administrative Agent for the Lenders (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:          ____________, 200__


1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2.   Please be advised that the Borrower is requesting [a Tranche
     A  Term  Loan][the  Tranche B Term Loan] in  the  amount  of
     $__________  to  be  funded on ____________,  200__  at  the interest rate option set forth in paragraph 3 below.

3. If the requested Loan is a Tranche A Term Loan, subsequent to the funding of the requested Loan, (a) the Lenders will have funded a total of ____ Tranche A Term Loans to the Borrower, which is less than or equal to six and (b) the sum of the amount of Tranche A Term Loans outstanding will be $________________, which is less than or equal to the Tranche A Term Loan Commitment.

4.   If  the  requested Loan is the Tranche B Term Loan, (a)  the
     Lenders have not previously funded the Tranche B Term Loan and (b) the amount of such Loan requested is less than or equal to the Tranche B Term Loan Commitment.

5. The interest rate option applicable to the requested Loan shall be:

     a.   ________  the Base Rate

     b.   ________  the Adjusted Eurodollar Rate for an Interest
                    Period of:

                    ________ one month
                    ________ two months
                    ________ three months
                    ________ six months

6. As of the date on which funds are to be advanced, all representations and warranties contained in the Credit
     Agreement and in the other Credit Documents will be true and correct in all material respects.

7. As of the date on which funds are to be advanced, no Default or Event of Default will exist or be continuing or will be caused by the making of the Loan pursuant to this Notice of Borrowing.

8. The Debt Rating of the Borrower is _____ from S&P, which is higher than or equal to BBB, and ____ from Moody's, which is higher than or equal to Baa2.

9. If the requested Loan is the Tranche B Term Loan, the Acquisition has been consummated on terms substantially similar in all material respects to those set forth in the Purchase and Sale Agreement as in effect on April 13, 2000, other than any changes that have been deemed by the Administrative Agent, on or before the date hereof, not to materially adversely affect the rights of the Borrower and its Subsidiaries or the rights of the Lenders under the Credit Agreement.



                              ATMOS ENERGY CORPORATION,
                              a Texas and Virginia corporation


                              By:  _____________________________
                              Name:_____________________________
                              Title:____________________________



                                                      Exhibit 2.4

            FORM OF NOTICE OF CONTINUATION/CONVERSION


TO:       BANK OF AMERICA, N.A., as Administrative Agent
          Bank of America Plaza
          901 Main Street
          Dallas, Texas 75202

RE: Term Credit Agreement dated as of August ___, 2000 among Atmos Energy Corporation (the "Borrower"), the Lenders named therein and Bank of America, N.A., as Administrative Agent for the Lenders (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:          ___________, 200__

-----------------------------------------------------------------

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting that a portion of the current outstanding Loans in the amount of $__________ currently accruing interest at ________ be continued or converted as of ___________, 200__ at the interest rate option set forth in paragraph 3 below.

3. The interest rate option applicable to the continuation or conversion of all or part of the existing Loans (as set forth above) shall be:

     a.   _______   the Base Rate

     b.   _______   the Adjusted Eurodollar Rate for an Interest
                    Period of:

                    ________ one month
                    ________ two months
                    ________ three months
                    ________ six months


                              ATMOS ENERGY CORPORATION,
                              a Texas and Virginia corporation


                              By:  _____________________________
                              Name:_____________________________
                              Title:____________________________


                                                  Exhibit 2.7 (a)

                             FORM OF
                    TRANCHE A TERM LOAN NOTE


                                               __________, 200__

      FOR VALUE RECEIVED, ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), at the office of Bank of America, N.A. (the "Administrative Agent") as set forth in that certain Term Credit Agreement dated as of August ___, 2000 among the Borrower, the Lenders named therein (including the Lender) and the Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement") (or at such other place or places as the holder of this Tranche A Loan Note may designate), the aggregate amount of all Tranche A Term Loans made by the Lender under the Credit Agreement (and not otherwise repaid), in lawful money and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each Tranche A Term Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of each Tranche A Term Loan until each Tranche A Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      This Note is one of the Tranche A Term Loan Notes referred to in the Credit Agreement and evidences Tranche A Term Loans made by the Lender thereunder. The Lender shall be entitled to the benefits of the Credit Agreement. Capitalized terms used in this Tranche A Term Loan Note have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

      The Credit Agreement provides for the acceleration of the maturity of the Tranche A Term Loans evidenced by this Tranche A Term Loan Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Tranche A Term Loans upon the terms and conditions specified therein. In the event this Tranche A Term Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      Except  as  permitted  by Section  11.3(b)  of  the  Credit
Agreement, this Tranche A Term Loan Note may not be assigned by the Lender to any other Person.

      THIS  TRANCHE  A TERM LOAN NOTE SHALL BE GOVERNED  BY,  AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the Borrower has caused this Tranche  A
Term Loan Note to be executed as of the date first above written.


                              ATMOS ENERGY CORPORATION,
                              a Texas and Virginia corporation


                              By:  _____________________________
                              Name:_____________________________
                              Title:____________________________



                                                  Exhibit 2.7 (b)

                             FORM OF
                    TRANCHE B TERM LOAN NOTE


                                             ___________, 200__

      FOR VALUE RECEIVED, ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), at the office of Bank of America, N.A. (the "Administrative Agent") as set forth in that certain Term Credit Agreement dated as of August ___, 2000 among the Borrower, the Lenders named therein (including the Lender) and the Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement") (or at such other place or places as the holder of this Tranche B Loan Note may designate), the aggregate amount of all Tranche B Term Loans made by the Lender under the Credit Agreement (and not otherwise repaid), in lawful money and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each Tranche B Term Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of each Tranche B Term Loan until each Tranche B Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      This Note is one of the Tranche B Term Loan Notes referred to in the Credit Agreement and evidences Tranche B Term Loans made by the Lender thereunder. The Lender shall be entitled to the benefits of the Credit Agreement. Capitalized terms used in this Tranche B Term Loan Note have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

      The Credit Agreement provides for the acceleration of the maturity of the Tranche B Term Loans evidenced by this Tranche B Term Loan Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Tranche B Term Loans upon the terms and conditions specified therein. In the event this Tranche B Term Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

      Except  as  permitted  by Section  11.3(b)  of  the  Credit
Agreement, this Tranche B Term Loan Note may not be assigned by the Lender to any other Person.

      THIS  TRANCHE  B TERM LOAN NOTE SHALL BE GOVERNED  BY,  AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the Borrower has caused this Tranche  B
Term Loan Note to be executed as of the date first above written.


                              ATMOS ENERGY CORPORATION,
                              a Texas and Virginia corporation


                              By:  _____________________________
                              Name:_____________________________
                              Title:____________________________



                                                  Exhibit 7.1 (c)

                  FORM OF OFFICER'S CERTIFICATE


TO:       BANK OF AMERICA, N.A., as Administrative Agent
          Bank of America Plaza
          901 Main Street
          Dallas, Texas  75202

RE: Term Credit Agreement dated as of August ___, 2000 among Atmos Energy Corporation (the "Borrower"), the Lenders named therein and Bank of America, N.A., as Administrative Agent for the Lenders (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:     _____________, 200__

-----------------------------------------------------------------

       Pursuant to the terms of the Credit Agreement, I, __________________________, _____ ______________ of the Borrower,
hereby certify on behalf of the Borrower that, as of the quarter/year ending ______________, 200__, the statements below are accurate and complete in all material respects (all capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement):

           a. Attached hereto as Schedule I are calculations demonstrating compliance by the Borrower with the financial covenant set forth in Section 7.2 of the Credit Agreement, as of the end of the fiscal period cited above.

           b. No Default or Event of Default exists under the Credit Agreement, except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by the Borrower with respect thereto.

           c. The quarterly/annual financial statements for the fiscal period cited above which accompany this certificate are true and correct and have been prepared in accordance with GAAP (in the case of any quarterly financial statements, subject to changes resulting from audit and normal year-end audit adjustments).


                         ATMOS ENERGY CORPORATION

                         By:  _____________________________
                         Name:_____________________________
                         Title:____________________________






               Schedule I to Officer's Certificate


   Compliance with Section 7.2:  Debt to Capitalization Ratio


  1.   Consolidated Funded Debt                        $___________

  2.   Consolidated Capitalization                     $___________

  3.   Debt to Capitalization Ratio: (Line 1 / Line 2)  ____________

Maximum  Allowed:    For the fiscal period cited  above,  Line  3
                     shall be less than or equal to ___________.


                                                 Exhibit 11.3 (b)

                  FORM OF ASSIGNMENT AGREEMENT

      Reference is made to that certain Term Credit Agreement, dated as of August ____, 2000, among Atmos Energy Corporation (the "Borrower"), the Lenders party thereto and Bank of America, N.A., as Administrative Agent for the Lenders (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation and warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, without recourse and without representation and warranty except as expressly set forth herein, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment Percentage of the Assignor on the Effective Date (as defined below) and the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date. The purchase of the Assigned Interest shall be at par (unless otherwise agreed to by the Assignor and the Assignee) and periodic payments made with respect to the Assigned Interest which (a) accrued prior to the Effective Date shall be remitted to the Assignor and (b) accrue from and after the Effective Date shall be remitted to the Assignee.

     2. The Assignor (a) warrants to the Assignee that it is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim created by the Assignor; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or any other document or instrument furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any document or instrument furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Documents or any document or instrument furnished pursuant thereto and (d) if the Assignor is hereby assigning all of its Commitments, the Assignor attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes in favor of the Assignee.

     3. The Assignee (a) confirms that it is legally authorized to enter into this Assignment Agreement; (b) confirms that it has received a copy of the Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; and (g) attaches any U.S. Internal Revenue Service or other forms required under Section 4.4.

     4. Following the execution of this Assignment Agreement, it will be delivered to the Administrative Agent, together with the transfer fee required pursuant to Section 11.3(b) of the
Credit Agreement, if any, for acceptance and recording by the Administrative Agent. The effective date for this Assignment Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent and the Borrower, as applicable, unless otherwise specified herein.

     5. Upon the consent of the Borrower and the Administrative Agent, as applicable, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and the other Credit Documents and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and (b) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

     6. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     7. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.   Terms of Assignment

    (a)  Date of Assignment:                     ________________

    (b)  Legal Name of Assignor:                 ________________

    (c)  Legal Name of Assignee:                 ________________

    (d)  Effective Date of Assignment:           ________________

    (e)  Commitment Percentage assigned:         _______________%

    (f)  Commitment Percentage of
         Assignor after Assignment               _______________%

    (g)  Total Tranche A Term Loans
         outstanding as of Effective Date       $_______________

    (h)  Principal Amount of Tranche A Term Loans
         assigned on Effective Date (the amount set
         forth in (g) multiplied by the percentage set
         forth in (e))                         $________________

    (i)  Amount of Tranche B Term Loan
         outstanding as of Effective Date      $________________

    (j)  Principal Amount of Tranche B Term Loan
         assigned on Effective Date (the amount set
         forth in (i) multiplied by the percentage set
         forth in (e))                         $________________

    (k)  Tranche A Term Loan Commitment        $________________

    (l)  Principal Amount of Tranche A Term Loan
         Commitment assigned on the Effective Date
         (the amount set forth in (k) multiplied by the
         percentage set forth in (e))          $________________

    (m)  Tranche B Term Loan Commitment        $________________

    (n)  Principal Amount of Tranche B Term Loan
         Commitment assigned on the Effective Date
         (the amount set forth in (k) multiplied by the
         percentage set forth in (e))          $________________

The terms set forth above are hereby agreed to as of the date first above written:

_______________________, as Assignor


By:  ______________________________
Name:______________________________
Title:_____________________________


____________________, as Assignee


By:  ______________________________
Name:______________________________
Title:_____________________________



                                   CONSENTED TO (if applicable):

                                   ATMOS ENERGY CORPORATION


                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________



                                   BANK OF AMERICA, N.A.,
                                   as Administrative Agent

                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________